
<ARTICLE>                  5

<PERIOD-TYPE>                                        3-MOS
<FISCAL-YEAR-END>                                    MAR-31-2000
<PERIOD-END>                                         JUN-30-1999
<CASH>                                               119,063
<SECURITIES>                                         1,912,433
<RECEIVABLES>                                        162,557
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               1,089,358
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       4,696,624<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              1,210,000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           3,296,587
<TOTAL-LIABILITY-AND-EQUITY>                         4,696,624<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     193,037<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     118,034<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   41,000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (186,234)<F5>
<EPS-BASIC>                                        (3.69)
<EPS-DILUTED>                                        000

<F1>Included in total assets is $4,040 of tenant security deposits,  Investments in Local Limited Partnerships of $1,207,692, deferred charges, net $41,115, bond trusts of $122,093, mortgage escrow deposits of $2,749, replacement reserve escrow of$6,719 and other assets of $28,805.
<F2>Included  in total  liability  and equity is accounts  payable to affiliates
$15,277, accounts payable and accrued expenses of $42,280, accrued interest of $68,819, tenant security deposits payable of $5,522, and $58,139 of minority interest in Local Limited Partnership. <F3>Total revenue includes rental of $57,143, investment of $34,373 and other of $101,521. <F4>Included in other expenses is general and administrative of $75,596, rental operations, exclusive of depreciation of $25,564, depreciation of $10,182 and amortization of $6,692.
<F5>Net loss reflects equity in losses of Local Limited Partnerships of $220,419 and  minority  interest  in loss of Local  Limited  Partnership  of $182.

